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                                                                      EXHIBIT 11

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK



                                                                                      Quarter Ended
                                                                   ---------------------------------------------------
                                                                   December 29, 1996                 December 31, 1995
                                                                   -----------------                 -----------------
COMPUTATIONS FOR STATEMENTS OF INCOME

Primary earnings per share of common stock:

  Net income                                                       $     16,694,000                    $    23,924,000
                                                                   ================                    ===============

  Average shares of common stock outstanding                             28,927,000                         28,927,000
  Incremental common shares applicable to common stock
    options based on the average market price during the period             127,253                            144,817
                                                                   ----------------                    ---------------

  Average common shares, as adjusted                                     29,054,253                         29,071,817
                                                                   ================                    ===============

  Earnings per share of common stock:                              $           0.57                    $          0.82
                                                                   ================                    ===============

Fully diluted earnings per share of common stock:

  Average shares of common stock outstanding                             28,927,000                         28,927,000

  Incremental common shares applicable to common stock
    options based on the more dilutive of the common stock
    ending or average market price during the period                        132,469                            151,254
                                                                   ----------------                    ---------------

  Average common shares assuming full dilution                           29,059,469                         29,078,254
                                                                   ================                    ===============

  Fully diluted earnings per average share of common stock,
    assuming conversion of all applicable securities               $           0.57                    $          0.82
                                                                   ================                    ===============






                                                                                           Six Months Ended
                                                                            ------------------------------------------
                                                                            December 29, 1996        December 31, 1995
                                                                            -----------------        -----------------
COMPUTATIONS FOR STATEMENTS OF INCOME

Primary earnings per share of common stock:

  Net income                                                                $   11,432,000             $    20,624,000
                                                                            ==============             ===============

  Average shares of common stock outstanding                                    28,927,000                  28,927,000
  Incremental common shares applicable to common stock
    options based on the average market price during the period                    127,324                     138,576
                                                                            --------------             ---------------

  Average common shares, as adjusted                                            29,054,324                  29,065,576
                                                                            ==============             ===============

  Earnings per share of common stock:                                       $         0.39             $          0.71
                                                                            ==============             ===============

Fully diluted earnings per share of common stock:

  Average shares of common stock outstanding                                    28,927,000                  28,927,000

  Incremental common shares applicable to common stock
    options based on the more dilutive of the common stock
    ending or average market price during the period                               132,469                     151,254
                                                                            --------------             ---------------

  Average common shares assuming full dilution                                  29,059,469                  29,078,254
                                                                            ==============             ===============

  Fully diluted earnings per average share of common stock,
    assuming conversion of all applicable securities                        $         0.39             $          0.71
                                                                            ==============             ===============




Note: The dilutive effect of stock options is less than 3% and, accordingly, assuming conversion of all applicable securities presentation is not required under Accounting Principles Board Opinion No. 15. The above is presented to comply with Securities and Exchange Commission regulations.